Exhibit 99.1
LIONSGATE REPORTS REVENUE OF $422.9 MILLION AND ADJUSTED EBITDA
OF $28.9 MILLION FOR THIRD QUARTER OF FISCAL 2011
NET LOSS IS $6.0 MILLION FOR THIRD QUARTER
Basic Net Loss Per Common Share Is $0.04 For Fiscal 2011 Third Quarter Compared To Basic
Net Loss Per Common Share of $0.55 In Prior Year’s Third Quarter

SANTA MONICA, CA, and VANCOUVER, BC, February 9, 2010 — Lionsgate (NYSE: LGF) today reported revenue of $422.9 million and adjusted EBITDA of $28.9 million for the third quarter of fiscal year 2011 (quarter ended December 31, 2010).
Revenue increased 24% compared to the prior year’s third quarter driven primarily by increases in home entertainment and international film and TV revenue as well as a slight increase in theatrical revenue.
The Company reported adjusted EBITDA of $28.9 million in the third quarter compared to negative $9.5 million for the prior year’s third quarter. Net loss was $6.0 million in the quarter compared to net loss of $65.3 million in the prior year’s third quarter. The gain in quarter-to-quarter comparisons was attributable primarily to strong gains in the Company’s home entertainment operations, driven by the DVD and digital performance of THE EXPENDABLES, robust international performance, gains in television production and syndication and lower theatrical marketing costs in the quarter despite three wide release films.
Net loss of $6.0 million in the quarter included non-cash equity interest losses of $13.1 million ($11.1 million attributable to Lionsgate’s interest in Epix) and $7.9 million in corporate defense and associated costs related to shareholder activist activities.
Basic net loss per common share for the quarter was $0.04 on 136.7 million weighted average common shares outstanding, compared to basic net loss per common share of $0.55 on 117.7 million weighted average common shares outstanding in the prior year’s third quarter.
“We had a strong revenue and EBITDA performance in the quarter driven by contributions from our home entertainment, television and international film and TV businesses as well as our filmed entertainment library, despite a challenging environment for packaged media conversion,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We continue to execute a long-term business plan designed to balance our key priorities — strengthening our balance sheet, maximizing EBITDA and free cash flow and creating long-term value.”
Overall motion picture revenue for the third quarter of fiscal 2011 was $326.7 million, an increase of 30% from the third quarter of the prior year. Within the motion picture segment, theatrical revenue was $53.8 million, an increase of 9% from the prior year’s third quarter, attributable to the box office performance of the films THE NEXT THREE DAYS, FOR COLORED GIRLS and SAW 3D.
Lionsgate’s home entertainment revenue from both motion pictures and television was $174.4 million in the third quarter, a 63% increase from the third quarter of the prior year, driven by a strong performance from the theatrical title THE EXPENDABLES as well as contributions from a diversified slate including the stage play TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, the theatrical titles KILLERS and KICK ASS, sister company Roadside Attractions’ Academy Award-nominated WINTER’S BONE and the television series MAD MEN SEASON 3.
Television revenue included in motion picture revenue was $49.7 million in the third quarter, a decrease of 9% from the prior year’s third quarter.
International motion picture revenue of $21.4 million (excluding Lionsgate U.K.) in the third quarter increased 31% from the prior year’s third quarter as the slate of SAW 3D, THE NEXT THREE DAYS and ALPHA AND OMEGA compared favorably to the slate in the prior year’s third quarter.
Lionsgate U.K. revenue also increased in the third quarter, growing 42% to $30.0 million, reflecting the continued strength of Lionsgate titles such as THE EXPENDABLES and KILLERS as well as SAW 3D, newly released in the quarter.
Mandate Pictures’ revenue of $11.3 million in the third quarter declined 12% from the prior year’s third quarter due to a smaller slate.
Television production revenue was $96.2 million in the third quarter, an increase of 5% from the prior year’s third quarter. Domestic series licensing from Debmar-Mercury increased 52% in the third quarter due to increased revenue from deliveries of the television series “Tyler Perry’s House of Payne,” its spinoff “Meet The Browns,” “Are We There Yet?,” “The Wendy Williams Show” and “Weeds Seasons 3, 4 and 5” (into syndication on TV Guide Network). Domestic series licensing from Lionsgate Television decreased 32% in the third quarter due to timing of deliveries, which included 12 episodes of “Blue Mountain State Season 2” (Spike), nine episodes of “Running Wilde” (Fox), two episodes of “Mad Men Season 4” (AMC) and one episode of “Nurse Jackie Season 3” (Showtime).
Lionsgate’s filmed entertainment backlog was $459.0 million at December 31, 2010. Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.
Lionsgate G&A expenses in the quarter were $27.8 million, excluding stock-based compensation and corporate defense costs related to shareholder activist activities. G&A as a percentage of revenue, excluding stock-based compensation and corporate defense costs, declined to 6.6% in the third quarter of fiscal year 2011 compared to 7.6% in the prior year third quarter.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2011 third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Thursday, February 10, 2011. Interested parties may participate live in the conference call by calling 1-800-230-1766 (612-332-0228 outside the U.S. and Canada). A full digital replay will be available from Thursday morning, February 10, through Thursday, February 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 191239.

About Lionsgate
Lionsgate (NYSE: LGF) is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with the popular comedy “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Are We There Yet?”.
Its feature film business has generated more than half a billion dollars at the North American box office in the past year, fueled by such hits as THE EXPENDABLES, SAW 3D, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards(R) last year. The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
***
www.lionsgate.com
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2010	2010
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$69,578	$69,242
Restricted cash	19,322	4,123
Restricted investments	—	6,995
Accounts receivable, net of reserve for returns and allowances of $84,357 (March 31, 2010 — $87,978) and provision for doubtful accounts of $7,685 (March 31, 2010 — $7,676)	400,001	292,924
Investment in films and television programs, net	682,775	661,105
Property and equipment, net	10,020	12,414
Equity method investments	159,212	179,071
Goodwill	239,254	239,254
Other assets	49,457	62,027

Total assets	$1,629,619	$1,527,155

LIABILITIES
Senior revolving credit facility	$224,250	$17,000
Senior secured second-priority notes	226,005	225,155
Accounts payable and accrued liabilities	269,873	253,745
Participations and residuals	281,605	302,677
Film obligations and production loans	278,347	351,769
Subordinated notes and other financing obligations	108,740	192,036
Deferred revenue	164,180	130,851

Total liabilities	1,553,000	1,473,233

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 136,713,477 and 117,951,754 shares issued at December 31, 2010 and March 31, 2010, respectively	641,471	521,164
Accumulated deficit	(560,375)	(460,631)
Accumulated other comprehensive loss	(4,477)	(6,611)

Total shareholders’ equity	76,619	53,922

Total liabilities and shareholders’ equity	$1,629,619	$1,527,155

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	(Amounts in thousands, except per share amounts)

Revenues	$422,905	$342,584	$1,205,805	$1,087,859
Expenses:
Direct operating	204,691	200,265	600,480	600,298
Distribution and marketing	158,978	156,371	461,480	339,951
General and administration	35,938	30,215	134,335	97,766
Depreciation and amortization	1,409	2,322	4,485	10,616

Total expenses	401,016	389,173	1,200,780	1,048,631

Operating income (loss)	21,889	(46,589)	5,025	39,228

Other expenses (income):
Interest expense
Contractual cash based interest	9,974	7,464	29,679	17,588
Amortization of debt discount and deferred financing costs	3,389	6,081	12,056	15,764

Total interest expense	13,363	13,545	41,735	33,352
Interest and other income	(329)	(413)	(1,082)	(1,207)
Loss (gain) on extinguishment of debt	—	1,783	14,505	(5,675)

Total other expenses, net	13,034	14,915	55,158	26,470

Income (loss) before equity interests and income taxes	8,855	(61,504)	(50,133)	12,758
Equity interests loss	(13,144)	(5,509)	(45,566)	(9,701)

Income (loss) before income taxes	(4,289)	(67,013)	(95,699)	3,057
Income tax provision (benefit)	1,728	(1,754)	4,045	251

Net income (loss)	$(6,017)	$(65,259)	$(99,744)	$2,806

Basic Net Income (Loss) Per Common Share	$(0.04)	$(0.55)	$(0.77)	$0.02

Diluted Net Income (Loss) Per Common Share	$(0.04)	$(0.55)	$(0.77)	$0.02

Weighted average number of common shares outstanding:
Basic	136,661	117,745	129,338	117,381
Diluted	136,661	117,745	129,338	117,579

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(6,017)	$(65,259)	$(99,744)	$2,806
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,201	1,229	3,595	6,172
Amortization of intangible assets	208	1,093	890	4,444
Amortization of films and television programs	138,095	133,910	400,583	409,904
Amortization of debt discount and deferred financing costs	3,389	6,082	12,056	15,764
Non-cash stock-based compensation	2,039	4,055	26,391	11,741
Loss (gain) on extinguishment of debt	—	1,783	14,505	(5,675)
Equity interests loss	13,144	5,508	45,566	9,701
Changes in operating assets and liabilities:			—	—
Restricted cash	(1,716)	9,190	(18,699)	9,350
Accounts receivable, net	(58,669)	(21,217)	(105,039)	(23,605)
Investment in films and television programs	(107,485)	(115,595)	(421,148)	(438,020)
Other assets	(1,024)	1,841	(1,458)	2,411
Accounts payable and accrued liabilities	2,471	67,537	32,375	(31,717)
Participations and residuals	(9,527)	(17,686)	(21,169)	(85,802)
Film obligations	(9,826)	16,882	(17,572)	(20,019)
Deferred revenue	12,866	1,906	33,232	(5,513)

Net Cash Flows Provided By (Used In) Operating Activities	(20,851)	31,259	(115,636)	(138,058)

Investing Activities:
Purchases of restricted investments	(7,000)	(6,995)	(13,993)	(13,994)
Proceeds from the sale of restricted investments	13,994	6,998	20,989	13,985
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	—	(15,000)	—
Investment in equity method investees	(2,000)	(26,418)	(24,677)	(41,342)
Increase in loans receivable	—	(362)	—	(362)
Repayment of loans receivable	1,000	—	8,113	8,333
Purchases of property and equipment	(295)	(371)	(1,187)	(2,574)

Net Cash Flows Provided By (Used In Investing) Activities	5,699	(27,148)	(25,755)	(35,954)

Financing Activities:
Tax withholding requirements on equity awards	(654)	(390)	(12,919)	(1,733)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network, net of unrestricted cash deconsolidated	—	—	—	109,776
Borrowings under senior revolving credit facility	138,750	100,000	481,750	170,000
Repayments of borrowings under senior revolving credit facility	(101,500)	(343,000)	(274,500)	(413,000)
Borrowings under individual production loans	15,893	6,656	100,203	134,587
Repayment of individual production loans	(39,911)	(9,558)	(143,297)	(111,885)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	57,000	—	57,000
Production loan borrowings under film credit facility	12,462	32,217	17,721	32,217
Production loan repayments under film credit facility	(29,883)	—	(31,507)	—
Decrease in restricted cash collateral requirement under the film credit facility	11,340	—	3,087	—
Proceeds from sale of senior secured second-priority notes	—	216,232	—	216,232
Repurchase of subordinated notes	—	(75,185)	—	(75,185)
Repayment of other financing obligations	—	—	—	(134)

Net Cash Flows Provided By (Used In) Financing Activities	6,497	(16,028)	140,538	117,875

Net Change In Cash And Cash Equivalents	(8,655)	(11,917)	(853)	(56,137)
Foreign Exchange Effects on Cash	87	241	1,189	2,352
Cash and Cash Equivalents — Beginning Of Period	78,146	96,366	69,242	138,475

Cash and Cash Equivalents — End Of Period	$69,578	$84,690	$69,578	$84,690

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	(Amounts in thousands)

Net income (loss)	$(6,017)	$(65,259)	$(99,744)	$2,806
Depreciation and amortization	1,409	2,322	4,485	10,616
Contractual cash paid interest expense	9,974	7,464	29,679	17,588
Noncash interest expense	3,389	6,081	12,056	15,764
Interest and other income	(329)	(413)	(1,082)	(1,207)
Income tax provision	1,728	(1,754)	4,045	251
Equity interests loss	13,144	5,509	45,566	9,701
Loss (gain) on extinguishment of debt	—	1,783	14,505	(5,675)

EBITDA	$23,298	$(44,267)	$9,510	$49,844

Stock-based compensation (1)	191	4,277	29,975	12,565
EBITDA attributable to TV Guide Network	2,064	3,708	6,522	6,485
Corporate defense and related charges	7,945	—	20,449	1,012
Non-risk prints and advertising expense	(4,595)	26,798	(25,654)	28,048

EBITDA, as adjusted	$28,903	$(9,484)	$40,802	$97,954

(1)	The nine months ended December 31, 2010 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.
EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA is a non-GAAP financial measure.
EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three and nine months ended December 31, 2010 and 2009. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three and nine months ended December 31, 2010 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.
Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
		(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$(20,851)	$31,259	$(115,636)	$(138,058)
Purchases of property and equipment	(295)	(371)	(1,187)	(2,574)
Net borrowings under and (repayment) of production loans	(41,439)	29,315	(56,880)	54,919
Restricted cash held in trust	(95)	—	15,815	—

Free Cash Flow	$(62,680)	$60,203	$(157,888)	$(85,713)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus or minus the net increase or decrease in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA
TO FREE CASH FLOW

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
		(Amounts in thousands)
EBITDA	$23,298	$(44,267)	$9,510	$49,844

Plus: Amortization of film and television programs	138,095	133,910	400,583	409,904
Less: Cash paid for film and television programs (1)	(158,750)	(69,398)	(495,600)	(403,120)

Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	(20,655)	64,512	(95,017)	6,784

Plus: Non-cash stock-based compensation	2,039	4,055	26,391	11,741

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	4,682	24,300	(59,116)	68,369

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(1,811)	9,190	(2,884)	9,350
Accounts receivable, net	(58,669)	(21,217)	(105,039)	(23,605)
Other assets	(1,024)	1,841	(1,458)	2,411
Accounts payable and accrued liabilities	2,471	67,537	32,375	(31,717)
Participations and residuals	(9,527)	(17,686)	(21,169)	(85,802)
Deferred revenue	12,866	1,906	33,232	(5,513)

	(55,694)	41,571	(64,943)	(134,876)

Purchases of property and equipment	(295)	(371)	(1,187)	(2,574)
Interest, taxes and other (2)	(11,373)	(5,297)	(32,642)	(16,632)

Free Cash Flow	$(62,680)	$60,203	$(157,888)	$(85,713)

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(107,485)	$(115,595)	$(421,148)	$(438,020)
Change in film obligations	(9,826)	16,882	(17,572)	(20,019)
Borrowings under individual production loans	15,893	6,656	100,203	134,587
Repayment of individual production loans	(39,911)	(9,558)	(143,297)	(111,885)
Production loan borrowings under film credit facility	12,462	32,217	17,721	32,217
Production loan repayments under film credit facility	(29,883)	—	(31,507)	—

Total cash paid for film and television programs	$(158,750)	$(69,398)	$(495,600)	$(403,120)

(2)	Interest, taxes and other consists of the following:

Contractual cash based interest	$(9,974)	$(7,464)	$(29,679)	$(17,588)
Interest and other income	329	413	1,082	1,207
Income tax provision	(1,728)	1,754	(4,045)	(251)

Total interest, taxes and other	$(11,373)	$(5,297)	$(32,642)	$(16,632)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.